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                                                                   EXHIBIT 10.21


                              [JPMORGANCHASE LOGO]

                                 PROMISSORY NOTE

New York, New York                                              December 30,2005

      FOR VALUE RECEIVED, Penson Worldwide Inc. (the "BORROWER") unconditionally promises to pay to the order of JPMorgan Chase Bank, N.A. (the "BANK"), at its office at 270 Park Avenue, New York, New York 10017 (the "NEW YORK OFFICE"), for the account of the New York Office (or such other office or affiliate as the Bank may from time to time specify, the "LENDING OFFICE"), the principal amount of U. S. $15,000,000 (the "LOAN"), on June 30, 2006 or such earlier date as Borrower may determine (the "FINAL MATURITY DATE").

      The Borrower promises to pay interest on the unpaid principal amount of this note from the date of the Loan until the Final Maturity Date at a rate per annum equal to the Libor Rate for each Interest Period plus 1.50%, calculated on the basis of a year of 360 days for the actual number of days elapsed. Interest shall be payable on each Interest Payment Date. Any amount hereunder which is not paid when due (whether at stated maturity, by acceleration or otherwise), shall accrue interest from the due date until the date such amount is paid in full at the Default Rate. All payments hereunder shall be made in lawful money of the United States of America and in immediately available funds. Any extension of time for the payment of the principal of this note resulting from the Final Maturity Date falling on a non-Banking Day shall be included in the computation of interest.

      1. CERTAIN DEFINITIONS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States of America ("GAAP"). As used herein, the following terms shall have the corresponding meanings:

      "AGGREGATE DEBIT ITEMS" shall mean for any Person, as at the time of computation thereof, the aggregate debit items of such Person at such time as computed in accordance with the Formula for Determination of Reserve Requirements for Brokers and Dealers, Exhibit A to Rule 15c3-3.

      "BANKING DAY" means any day on which commercial banks are not authorized pr required to close in New York City and which is also a day on which dealings in U. S. dollar deposits are carried out in the London interbank market.

      "BASE RATE" means the higher of, for any day: (a) the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day) and
(b)-the rate of interest per annum publicly announced from time to time announced by the Bank as its prime rate in effect at the New York Office; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "CAPITAL INVESTMENT means the investment of at least $25,000,000 of capital into the Borrower, which shall not include any proceeds of the Loan.

      "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

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      "DEFAULT RATE" means, in respect of any amount not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% above the Base Rate; provided that, if the amount in default is principal accruing at the Libor Rate and the due date thereof is a day other than the last day of an Interest Period or the Final Maturity Date, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period or the Final Maturity Date, as the case may be, 2% above the rate of interest for the Loan and, thereafter, the rate provided for in this definition.

      "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed to the Bank in writing on or before the date of this Note.

      "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA); or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "FOCUS REPORT" shall mean, for PFS, the Financial and Operational Combined Uniform Single Report required to be filed on a monthly or quarterly basis, as the case may be, with the Securities and Commission or the New York Stock Exchange, or, if PFS is registered as a futures commission merchant, with the

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Commodities Futures Trading Commission ("CFTC"), the designated self-regulatory organization of PFS pursuant to a plan filed with the CFTC pursuant to Regulation 1.52 under the Commodities Exchange Act, as amended, or the National Futures Association or any successor thereto, or any report that is required in lieu of such report.

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "GUARANTY AGREEMENT" means the Conformed Amended and Restated Loan Agreement through the Fifteenth Amendment dated as of March 24, 2005 between Service Asset Investments, Inc. and Guaranty Bank, as may be amended in a manner that is not materially disadvantageous to the Bank.

      "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all capital lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "INTEREST PAYMENT DATE" means the last day of each Interest Period occurring during the Loan and the Final Maturity Date.

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      "INTEREST PERIOD" means the period commencing on the date of te Loan and ending on the numerically corresponding day in the first, second, third or sixth month calendar month thereafter, as selected by the undersigned by notice to the Bank at least three Banking Days prior to the last day of the then current Interest Period; provided that each such Interest Period which commenced on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month, provided further that no Interest Period shall extend beyond the Final Maturity Date and, if it shall, then such Interest Period shall end on the Final Maturity Date.

      "LIBOR RATE" means, with respect to each Interest Period, (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of such Interest Period for the offering by the Bank to leading banks in the London interbank market of U.S. dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Loan divided by (b) 1 minus the Reserve Requirement.

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Borrower and its subsidiaries taken as a whole, (b) material impairment of the ability of Borrower to perform any of its obligations under this Note or (c) material impairment of the rights of or benefits available to Bank under this Note.

      "MINIMUM TANGIBLE NET WORTH" means, at any time for any Person, the sum for such Person and its subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of all amounts which in conformity with GAAP, would be included as stockholders' equity on a balance sheet of such Person, provided that there shall be excluded therefrom (a) any amount at which shares of capital stock of such Person appear as an asset on such person's balance sheet, (b) goodwill, including amounts, however designated, that represent the excess of the purchase price paid for assets on stock over the value assigned thereto, (c) patents, trademarks, trade names, and copyrights,
(d) deferred expenses, (e) loans, and any advances to any stockholder, director, officer or employee of such Person or any affiliate of such Person and (f) all other assets that are properly classified as intangible assets.

      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NET CAPITAL" shall mean "net capital" computed in accordance with Rule 15c3-l.

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "PERMITTED ENCUMBRANCES" means, with respect to any Person: (a) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books in accordance with GAAP and the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the

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ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP; (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 5(f); (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary and (g) Liens existing on the date hereof and described; on
Schedule II hereto; provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PFS" means Penson Financial Services, Inc.

      "PLAN" means any employee pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "REGULATORY CHANGE" means any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

      "RESERVE REQUIREMENT" means the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the term of such loan under Regulation D of the Board of Governors of the Federal Reserve System as amended or supplemented from time to time ("REGULATION D") by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined or (ii) any category of extensions of credit or other assets which include the Loan.

      "RULE 15c3-L" shall mean Rule 15c3-l of the General Rules and Regulations as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (17 CFR 240.15c3-l), as such Rule may be amended from time to time, or any rule or regulation of the Commission which replaces Rule 15c3-l.

      "SELF-REGULATORY ORGANIZATION" shall have the meaning assigned to such term in Section 3(a)(26) of the Securities and Exchange Act of 1934, as amended.

      "SIPA" shall mean the Securities Investor Protection Act of 1970, as amended.

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      "SIPC" shall mean the Securities Investor Protection Corporation established pursuant to SIPA or any other corporation that succeeds to the functions of SIPC.

      "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      2. ADDITIONAL COSTS, ETC. (a) If, as a result of any Regulatory Change, the Bank determines that the cost to the Bank of making or maintaining the Loan at the Libor Rate is increased, or any amount received or receivable by the Bank hereunder is reduced, or the Bank is required to make any payment in connection with any transaction contemplated hereby, then the Borrower shall pay to the Bank on demand such additional amount or amounts as the Bank determines will compensate the Bank for such increased cost, reduction or, payment.

      (b) If there is any (i) failure to borrow the Loan for any reason or (ii) payment of the Loan while it accrues interest at the Libor Rate prior to its stated maturity (by reason of acceleration or otherwise), the Borrower will promptly pay the Bank on demand an amount determined by the Bank in good faith sufficient to compensate it for any losses, costs or expenses incurred by the Bank as the result of such failure to borrow or such payment.

      3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants that:

      (a) ORGANIZATION; POWERS. Each of the Borrower and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. '

      (b) ENFORCEABILITY. This Note when delivered will be the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

      (c) AUTHORIZATION. The execution, delivery and performance by the Borrower of this Note have been authorized by all necessary corporate action and do not and will not contravene the Borrower's charter or, by-laws or any applicable law or any contractual provision binding on or affecting the Borrower.

      (d) GOVERNMENTAL APPROVALS; NO CONFLICTS. The Loan (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its subsidiaries or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its subsidiaries, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its subsidiaries.

      (e) FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (i) The Borrower has heretofore furnished

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to the Bank its consolidated balance sheet and statements of income, stockholders equity and cash flows (1) as of and for the fiscal year ended December 31, 2004, reported on by BDO Seidman, independent public accountants, and (2) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2005, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (2) above.

      (f) REGULATION U. No part of the proceeds of the Loan will be used, directly or indirectly, to purchase or carry "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America and no margin stock directly or indirectly secures the Loan.

      (g) PROPERTIES. (i) Each of the Borrower and its subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

      (ii) Each of the Borrower and its subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (h) LITIGATION AND ENVIRONMENTAL MATTERS. (i) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its subsidiaries (1) as to which there is a reasonable possibility of an adverse determination which, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (2) that involve this Note or the Loan.

      (ii) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its subsidiaries (1) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (2) has become subject to any Environmental Liability, (3) has received notice of any claim with respect to any Environmental Liability or
(4) knows of any basis for any Environmental Liability.

      (i) COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (j) INVESTMENT AND HOLDING COMPANY STATUS. Neither the Borrower nor any of its subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      (k) TAXES. Each of the Borrower and its subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except
(i) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such subsidiary, as applicable, has set aside on its books adequate reserves or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

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

      (l) ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

      (m) DISCLOSURE. No reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Bank in connection with the negotiation of this Note or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      (n) AGREEMENTS. Neither the Borrower nor any of its subsidiaries is a party to any indenture, loan, or credit agreement or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could be reasonable expected to have a Material Adverse Effect. Neither the Borrower nor any of its subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of its obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

      4. COVENANTS.

      (a) AFFIRMATIVE COVENANTS.

      (i) (A) The Borrower will furnish to the Bank within 45 days after the end of each of its fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its financial officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

      (B) concurrently with any delivery of financial statements under clause
(A) above, a certificate of a financial officer of the Borrower (1) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (2) setting forth reasonably detailed calculations demonstrating compliance with Section 4(b)(viii) and (3) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3(d) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

      (C) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its subsidiaries, or compliance with the terms of this Note, as the Bank may reasonably request.

      (ii) NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Bank prompt written notice of the following: (1) the occurrence of any Default; (2) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; (3) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and (4) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a financial officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      (iii) EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 4(b)(iii).

      (iv) PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (1) the validity or amount thereof is being contested in good faith by appropriate proceedings, (2) the Borrower or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting practices in the United States of America and (3) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      (v) MAINTENANCE OF PROPERTIES; INSURANCE. The Borrower will, and will cause each of its subsidiaries to, (1) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (2) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

      (vi) BOOKS AND RECORDS; INSPECTION RIGHTS. The Borrower will, and will cause each of its subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its subsidiaries to, permit any representatives designated by the Bank, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

      (vii) COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      (viii) USE OF PROCEEDS. The proceeds of the Loan shall be used solely to provide equity capital to the Borrower's direct and indirect subsidiaries.

      (b) NEGATIVE AND FINANCIAL COVENANTS.

      (i) INDEBTEDNESS. The Borrower shall not incur, and shall not permit of its subsidiaries to incur, any Indebtedness other than Indebtedness (1) outstanding on the date hereof, (2) listed on Schedule I hereto or (3) incurred in the ordinary course of business with respect to purchasing or carrying securities, including any stock lending, stock borrowing, swap, derivative or other similar transactions in the ordinary course of business.

      (ii) LIENS. The Borrower will not, and will not permit any subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except Permitted Encumbrances.

      (iii) FUNDAMENTAL CHANGES. (1) The Borrower will not, and will not permit any subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no default hereunder shall have occurred and be continuing (A) any subsidiary of the Borrower may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (B) any subsidiary of the Borrower may merge into any other subsidiary of the Borrower,
(C) any subsidiary of the Borrower may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another subsidiary of the Borrower;
(D) any subsidiary of the Borrower may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Bank and
(E) the Borrower or one of its subsidiaries may acquire the following entities by merger or otherwise so long as no more than $5,500,000 in equity consideration is exchanged at the closing for the equity interests of such entities: Keefe Manageres, LLC, Keefe Ventures, LLC, Keefe Performance Holdings, LLC, Rainbow Performance Holdings, LLC and their respective subsidiaries and/or affiliates.

      (2) The Borrower will not, and will not permit any of its subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its subsidiaries on the date of execution of this Note and businesses reasonably related thereto.

      (iv) INTENTIONALLY OMITTED.

      (v) RESTRICTED PAYMENTS. If any Default has occurred and is continuing, the Borrower will not, declare or make, or agree to pay or make, directly or indirectly, any payment or distribution (in cash property or obligations) on account of its capital stock, redeem, purchase, retire or otherwise acquire any of its capital stock, or permit any of its subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another of the Borrower's subsidiaries, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock, or grant or issue any capital stock or any warrant, right or option pertaining to its capital stock, or issue any security convertible into capital stock.

      (vi) TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its affiliates, except (1) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (2) transactions between or among the Borrower and its subsidiaries not involving any other affiliate.

      (vii) RESTRICTIVE AGREEMENTS. The Borrower will not, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any of its subsidiaries to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other subsidiary or to Guarantee Indebtedness of the Borrower or any other subsidiary other than, in each case, for transactions permitted under Section 4(b)(i) and preferred stock investments in Borrower.

      (viii) MINIMUM TANGIBLE NET WORTH. The Borrower shall maintain at all times Minimum Tangible Net Worth equal to at least $75,000,000.

      5. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

      (a) the Borrower shall fail to pay the principal of, or interest (in the case of interest there shall be three days' permitted grace on payment prior to same becoming an Event of Default) on, this Note or any other amount payable under this Note, as and when due and payable;


      (b) the Borrower shall breach any representation or warranty made or deemed made in this Note or any other document executed in connection with this Note (this Note and any such other document being the "FACILITY DOCUMENTS") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Documents shall prove to have been incorrect in any material respect on or as of the date made or deemed made;


      (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in any Facility Document provided that, with respect to any term, covenant or agreement contained in Section 4(a) such failure shall have to continue unremedied for 20 days after Borrower receives notice of such failure from Bank;

      (d) the Borrower or any of its subsidiaries shall fail to pay when due any Indebtedness (including but not limited to Indebtedness under the Guaranty Agreement) or if any such Indebtedness ,shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity; or if there shall be any default by the Borrower or any such subsidiary under any agreement or covenant relating to such Indebtedness;

      (e) the Borrower or any of its subsidiaries: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as its debts become due; (ii) shall make an assignment for the benefit of creditors;
(iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it in which an adjudication is made or order for relief is entered or which shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

      (f) one or more judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower, any of its subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its subsidiaries to enforce any such judgment;

      (g) an ERISA Event shall have occurred that, in the opinion of the Bank, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

      (h) an Event of Default (as defined in the Guaranty Agreement) shall have occurred;

      (i) PFS shall fail to be at any time duly registered with the Securities and Exchange Commission as a broker-dealer and a member in good standing of the NASD;

      (j) any Self-Regulatory Organization shall revoke PFS's membership therein or shall suspend such membership and such membership shall not be reinstated within 10 days of such suspension;

      (k) PFS's Net Capital shall at any time be less than 5.75% of its Aggregate Debit Items;

      (l) PFS's excess Net Capital (as set forth in line item #25 of Part B of Part IIA of the FOCUS Report) shall at any time be less than $20,000,000;

      (m) The Borrower shall fail at any time to own, directly or indirectly, 100% of PFS; or

      (n) SIPC shall have applied or shall have announced its intention to apply for a decree djuducating that all of the customers of PFS are in need of protection under SIPA;

THEN, in any such case, if the Bank shall elect by notice to the Borrower, the unpaid principal amount of this; Note, together with accrued interest, shall become forthwith due and payable; provided that in the case of an Event of Default under clause (e) above, the unpaid principal amount of this Note, together with accrued interest, shall immediately become due and payable without any notice or other action by the Bank.

      6. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, the Bank and each of its affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Bank or affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Note held by the Bank, irrespective of whether or not the Bank shall have made any demand under this note and although such obligations may be unmatured. The rights of the Bank under this Section 6 are in addition to other rights and remedies (including other rights of setoff) which the Bank may have.

      7. MISCELLANEOUS. (a) The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note.

      (b) The Borrower agrees to reimburse the Bank on demand for all costs, expenses and charges (including without limitation, fees and charges of external legal counsel for the Bank and costs allocated by its internal legal department) in connection with the preparation, interpretation, performance or enforcement of this Note.

      (c) This note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

      (d) THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY DISPUTE SHALL BE BINDING ON THE BORROWER IF SENT TO THE BORROWER BY REGISTERED MAIL AT THE ADDRESS SPECIFIED BELOW. THE BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

      (e) Delivery of an executed counterpart of a signature page of this Note by telecopy shall be effective as delivery of a manually executed counterpart of this Note.

      (f) THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, provided that the foregoing is not intended to limit the maximum rate of interest which may be charged or collected by the Bank hereon if, under the law applicable to it, the Bank may charge or collect such interest at a higher rate than is permissible under the law of said State. In no case shall the interest hereon exceed the maximum amount which the Bank may charge or collect under such law applicable to it.

                                    PENSON WORLDWIDE INC.

                                    By: /s/ Roger J. Engemoen, Jr.
                                       ----------------------------------
                                       Name:  Roger J. Engemoen, Jr.
                                       Title: Chairman

                                    Address:

                                    1700 Pacific Avenue
                                    Dallas, Texas 75201

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